Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-237675) pertaining to the PAE Incorporated 2020 Equity Incentive Plan of our reports dated March 16, 2021, with respect to the consolidated financial statements of PAE Incorporated and the effectiveness of internal control over financial reporting of PAE Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young, LLP
Tysons, VA
March 16, 2021